EXHIBIT 23.1 - CONSENT OF ERNST & YOUNG LLP


            CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement on Form S-3 and the related combined Prospectus of Federal-Mogul Corporation for the registration of 50,000 shares of common stock, and to the incorporation by reference therein of our report dated February 8, 1994, with respect to the consolidated financial statements and schedules of Federal-Mogul Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP


                                       /s/ ERNST & YOUNG LLP

August 18, 1994


Chicago, Illinois
August 18, 1994